UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2026

Upstream Bio, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-42366	38-4187694
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

890 Winter Street Suite 200
Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (781) 208-2466

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	UPB	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 26, 2026, Upstream Bio, Inc. (the “Company”) entered into a Sales Agreement (the “Sales Agreement”) with Leerink Partners LLC, as sales agent (the “Agent”), pursuant to which the Company from time to time may offer and sell shares (the “ATM Shares”) of its common stock, par value $0.001 per share (“Common Stock”), through or to the Agent. Pursuant to the Prospectus Supplement (as defined below), the Company may offer and sell ATM Shares having an aggregate sales price of up to $150,000,000 (the “ATM Offering”).

Subject to the terms and conditions of the Sales Agreement, the Agent will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Nasdaq Global Select Market (“Nasdaq”) to sell the ATM Shares from time to time, based upon the Company’s instructions (including any price, time or size limits or other customary parameters or conditions the Company may impose), on mutually agreed terms between the Agent and the Company. The Company has provided the Agent with customary indemnification rights, and the Agent will be entitled to a commission of up to 3.0% of the gross proceeds from each sale of the ATM Shares effectuated through or to the Agent selling the ATM Shares.

Sales of the ATM Shares, if any, under the Sales Agreement may be made by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through Nasdaq or on or through any other existing trading market for Common Stock. The Company is not obligated to sell any of the ATM Shares, and the Agent is not required to sell any specific number or dollar amount of the ATM Shares under the Sales Agreement. The Company or the Agent may at any time suspend or terminate the offering of the ATM Shares under the Sales Agreement or terminate the Sales Agreement upon notice to the other party and subject to other conditions.

The offer and sale, if any, of the ATM Shares will be made pursuant to the Company’s shelf registration statement on Form S-3ASR (File No. 333-291267), which was filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on November 5, 2025 and became automatically effective upon filing pursuant to Rule 462(e) of the Securities Act, including the base prospectus included therein. The Company filed a prospectus supplement (the “Prospectus Supplement”) with the SEC on March 26, 2026 in connection with the offer and sale of the ATM Shares pursuant to the Sales Agreement.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the ATM Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The foregoing description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is attached hereto as Exhibit 1.1 and is incorporated by reference herein.

Goodwin Procter LLP, counsel to the Company, has issued a legal opinion to the Company, dated March 26, 2026, relating to the validity of the ATM Shares to be issued and sold pursuant to the Sales Agreement. A copy of such legal opinion, including the consent included therein, is attached hereto as Exhibit 5.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

1.1	Sales Agreement, dated as of March 26, 2026, by and between Leerink Partners LLC and Upstream Bio, Inc.

5.1	Opinion of Goodwin Procter LLP

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Upstream Bio, Inc.

Date: March 26, 2026	By:	/s/ E. Rand Sutherland
E. Rand Sutherland Chief Executive Officer